Exhibit 99.1

FOR IMMEDIATE RELEASE

Parametric Sound Corporation Reports

Year-End Fiscal 2012 Results

Company announces it has signed more than 20 NDAs with strategic business prospects

SAN DIEGO, California, November 28, 2012 – Parametric Sound Corporation (NASDAQ: PAMT), a leading innovator of audio technology and solutions, today announced financial results for its fiscal year ended September 30, 2012. During the fiscal fourth quarter and year 2012, the Company continued to execute its strategy to license and commercialize its HyperSound™ directed audio IP across a wide range of consumer products.

Recent Operational Highlights:

•	Continued progress with targeted licensing partners – The Company is in various stages of negotiation with leading OEMs in the video gaming, television, personal computer, home theater, casino gaming and mobile device markets and believes it is on target to reach business agreements with two to three major OEMs in these markets prior to the end of its March 2013 quarter. The Company is working on co-development projects and developing market vertical prototypes.
•	Building indirect channels to address market opportunity in digital signage – The Company expanded its direct sales force to address increased interest from regional and national retailers, as well as other multi-location customers. In addition to its direct sales efforts, the Company signed agreements with three established distributors/systems integrators in the digital signage market: Ingram Micro, Inc., Four Winds Interactive and Fujitsu Frontech North America. The Company has also begun exploring manufacturing relationships to provide the volume necessary to address potential increased demand for digital signage units.
•	Established subsidiary company to focus on opportunities and unique requirements of the health care market – The Company formed HyperSound Health, Inc. to develop technology for products targeting persons requiring sound amplification and the more 36 million Americans who suffer from hearing loss.
•	Expanding and strengthening the Company’s domestic and international patent portfolio - At September 30, 2012, the Company owned 23 U.S. patents, two foreign patents and 10 pending patents. The Company’s recent IP work prioritized protection of the core technology with efforts now underway to broadly expand its roadmap.

Management Commentary:

“We have achieved a significant success rate in gaining access to our targeted licensees and we now have more than 20 strategic business prospects under non-disclosure agreements. We have launched two product co-development efforts and anticipate additional co-development projects over the next couple quarters. We have also made significant progress in building a working capital efficient go-to-market distribution strategy for the digital signage business intended to leverage systems integrators, distributors and manufacturing partners,” said Kenneth Potashner, executive chairman. “We continue to keep ourselves focused on key opportunities associated with licensing our intellectual property. With that said we are experiencing strong interest for our technology in the digital signage sector and plan on servicing that interest through business collaborations. This model requires relatively limited investment, and should preserve our cash and generate operating leverage and returns as revenue grows.”

Fiscal 2012 Financial Summary:

Revenues totaled $234,000 in fiscal 2012, as compared to $79,000 for the prior fiscal year, reflecting a full year of digital signage product sales. Gross profit was $114,000 compared to $44,000 for the prior year.

Selling, general and administrative expenses in fiscal 2012 totaled $3.2 million, as compared to $0.6 million in fiscal 2011. Fiscal 2012 expense included non-cash stock based compensation from stock options of $1.4 million compared to $94,000 for the prior year. Other selling, general and administrative costs increased as we added executive management and increased staffing related to our licensing initiative. The Company also invested in developing digital signage distributors and new customers focusing on larger volume applications that are expected to contribute to improved cash flow during fiscal 2013.

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Research and development expenses totaled $1.3 million in fiscal 2012 including stock option expense of $266,000. Research and development expenses for fiscal 2011 were $648,000 including $94,000 of stock option expense. The increase was primarily the result of adding employees to support technology development and costs associated with prototypes and testing for licensing initiatives.

Net loss for fiscal 2012 was $4.5 million, or $(0.85) per basic and diluted common share, as compared to a net loss of $1.5 million, or $(0.44) per basic and diluted common share for fiscal year ended September 30, 2011. The net loss for 2012 and 2011 included $1.7 million and $188,000 of non-cash stock based compensation expense, respectively.

Cash and cash equivalents totaled $5.5 million at September 30, 2012, compared to $0.5 million at September 30, 2011. The increase reflected proceeds from the Company’s secondary stock offering that netted $8.0 million.

Conference Call Information:

Members of the Company’s management team will host a conference call at 5:00 P.M. ET today to discuss the Company’s financial results. Investors and interested parties may participate in the call by dialing (877) 303-9855 and referring to Conference ID: 70964793. It is suggested that you dial into the conference center approximately 10 minutes prior to the scheduled start time to ensure that all participants are on line at the start of the call. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parametricsound.com.

About Parametric Sound Corporation (PAMT)

Parametric Sound Corporation (PAMT) is a pioneering innovator of directed audio solutions. With a substantial body of intellectual property, Parametric Sound is the foremost authority in the application of acoustic technology to beam sound to target a specific listening area without the ambient noise of traditional speakers. The Company is targeting its technology for new uses in consumer markets including computers, video gaming, televisions, home audio, health care and mobile devices. For more information, visit www.parametricsound.com.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include the ability to finalize agreements with major OEMs in its target markets, acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the SEC. Except as required by law, the Company specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

PAMT CONTACT:

Tracy Neumann

888-HSS-2150, Ext. 509

tneumann@parametricsound.com

INVESTOR RELATIONS CONTACT:

Dave Mossberg

Three Part Advisors, LLC

(817) 310-0051

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Parametric Sound Corporation

Condensed Consolidated Balance Sheets

(000's omitted except per share amount)

(unaudited)

	September 30,
	2012	2011
	$	$
ASSETS
Current
Cash and cash equivalents	5,528	492
Accounts receivable	39	–
Inventories, net	444	273
Prepaid expenses and other current assets	63	65
Total current assets	6,074	830
Equipment and tooling, net	177	145
Intangible assets, net	1,314	149
Total assets	7,565	1,124
LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable	173	164
Accrued liabilities	140	15
Deferred officer compensation	–	224
Total current liabilities	313	403
Stockholders' equity	7,252	721
Total liabilities and stockholders' equity	7,565	1,124

Parametric Sound Corporation

Condensed Consolidated Statements of Operations

(000's omitted except per share amount)

(unaudited)

	Years Ended September 30,
	2012	2011
	$	$
Revenues	234	79
Cost of revenues	120	35
Gross profit	114	44
Operating expenses: (i)
Selling, general and administrative	3,248	572
Research and development	1,340	648
Total operating expenses	4,588	1,220
Loss from operations	(4,474)	(1,176)
Other income (expenses)	12	(308)
Net loss	(4,462)	(1,484)
Loss per basic and diluted common share	(0.85)	(0.44)
Weighted average shares used to compute net loss per basic and diluted common share	5,258	3,394

(i) includes share-based compensation expense as follows:

	Years Ended September 30,
	2012	2011
Selling, general and administrative	1,421	94
Research and development	266	94
Total share-based compensation expense	1,687	188

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